EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rimage Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-34788, 333-53875, 33-71472, 333-69550, 333-106901 and 333-127244) on Form S-8 of Rimage Corporation of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Rimage Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
March 15, 2006

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